Exhibit 10.7

LOANCORE REALTY TRUST, INC.

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (this “Agreement”) is made as of this 22nd day of June, 2015, by and among LoanCore Realty Trust, Inc., a Maryland corporation (the “Company”), DivCore Subordinate Debt Club I, LP, Series A (“Series A DivCore Fund”), DivCore Subordinate Debt Club I, LP, Series B (“Series B DivCore Fund”) and DivCore Subordinate Debt Club I, LP, Series C (“Series C DivCore Fund”). For purposes of this Agreement, each of Series A DivCore Fund, Series B DivCore Fund and Series C DivCore Fund shall be referred to individually as a “Seller” and collectively as the “Sellers.”

WHEREAS, as part of a series of transactions (the “Formation Transactions”) through which the Company intends to consolidate the ownership of its assets and effectuate the initial public offering (the “IPO”) of shares of its common stock, par value $0.01 per share (the “Common Stock”), and its concurrent private placements of shares of Common Stock to certain investors, DivCore Subordinate Debt Club I REIT Holdings, LLC (the “Merging Entity”) will merge with and into the Company, with the Company as the surviving entity (the “Merger”), on the terms and conditions set forth in an agreement and plan of merger to be entered into on or around the date of the pricing of the IPO, a form of which is attached hereto as Exhibit A (the “Merger Agreement”);

WHEREAS, pursuant to the terms of the Merger Agreement, each of the Sellers, in its capacity as a common equity holder of the Merging Entity, will receive, upon the effectiveness of the Merger, a number of shares of Common Stock determined in accordance with the terms specified on Schedule A hereto as its merger consideration (as to each Seller, the “Merger Consideration Shares”);

WHEREAS, by virtue of the Merger, the Company shall succeed to the $106,666,000 aggregate principal amount of 12% subordinate debt (the “Subordinate Debt”) previously issued by the Merging Entity pursuant to a Loan Agreement, dated as of December 6, 2013, among the Merging Entity and the Sellers, as the lenders with regard to such Subordinate Debt, and the related promissory notes, representing 100% of the principal amount of the outstanding Subordinate Debt;

WHEREAS, the Company has filed a registration statement on Form S-11 (No. 333-204154) (as amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission in connection with the IPO; and

WHEREAS, following the effectiveness of the Merger and upon the completion of the IPO, the Company wishes to purchase from each Seller, and each Seller wishes to sell to the Company, (i) its Merger Consideration Shares and (ii) the aggregate principal amount of the Subordinate Debt held by such Seller, as such aggregate principal amount held by such Seller is reflected on Schedule B hereto (as to each Seller, the “Subordinate Debt Tranche”).

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.                  Sale and Purchase of Merger Consideration Shares. Subject to, and upon the completion of, the Merger and the IPO as disclosed in the Registration Statement, the Company agrees to purchase from each Seller, and each Seller, severally and not jointly, hereby agrees to sell to the Company, its Merger Consideration Shares as specified on Schedule A hereto at a price per share equal to the initial public offering price per share set forth on the cover page of the final prospectus for the IPO (such price per share, the “IPO Price”), assuming that the Closing (as defined below) occurs on July 7, 2015 (the “Scheduled IPO Completion Date”), which is the date on which the IPO is currently scheduled to be completed (collectively, in the aggregate as to each Seller, the “Shares Purchase Price”); provided, that if the Closing occurs prior to or after the Scheduled IPO Completion Date, the Shares Purchase Price shall be decreased or increased, as the case may be, by an amount equal to the difference between (i) the interest earned on the loans held by the Merging Entity through DivCore CLO 2013-1, Ltd. (together with DivCore CLO 2013-1, LLC, the “LoanCore CLO”) less (ii) the interest accrued on the Class A Notes and Class B Notes issued by the LoanCore CLO during the period between the Scheduled IPO Completion Date and the actual date of the Closing less (iii) the interest accrued on the Subordinate Debt during the period between the Scheduled IPO Completion Date and the actual date of the Closing; and provided, further, that in the event an amendment to either of the loans held by the Merging Entity relating to (i) 211 East 43rd Street in New York (the “43rd Street Loan”) or (ii) Telephone Building in California (the “Telephone Building Loan”) to increase the principal balance thereof becomes effective and is funded following the date of this Agreement and prior to the Closing, the Shares Purchase Price shall be increased to take into account any fees and the additional interest that accrues on the increased principal balance(s) of such loan(s) between the respective dates on which such funding occurs and the Closing in an amount equal to $820.83 per day (in the case of the 43rd Street Loan) and $710.90 per day (in the case of the Telephone Building Loan), as such amounts may be adjusted as a result of any changes to the anticipated terms of the amendment of such loan(s).

2.                  Sale and Purchase of Subordinate Debt. Subject to, and upon the completion of, the Merger and the IPO as disclosed in the Registration Statement, the Company agrees to purchase from each Seller, and each Seller, severally and not jointly, hereby agrees to sell to the Company such Seller’s Subordinate Debt Tranche at a price equal to the aggregate principal amount of such Subordinate Debt Tranche as reflected on Schedule B hereto plus an amount equal to any and all accrued and unpaid interest thereon through the date of the Closing (collectively, in the aggregate as to each Seller, the “Subordinate Debt Tranche Purchase Price”); provided, that if the Closing occurs prior to or after the Scheduled IPO Completion Date, the Subordinate Debt Tranche Purchase Price shall be decreased or increased, as the case may be, by an amount equal to the interest accrued on such Subordinate Debt Tranche.

3.                  Closing. Upon satisfaction of the covenants and conditions set forth herein, the closing of the purchase and sale of each Seller’s Merger Consideration Shares and Subordinate Debt Tranche hereunder will take place at the offices of the Company’s legal counsel immediately upon the completion of the IPO (the “Closing”). At the Closing, (i) each Seller shall surrender its certificates representing the applicable Merger Consideration Shares to the Company, upon the payment by the Company of the applicable Shares Purchase Price as provided for in Section 1 above in immediately available funds by wire transfer to an account designated by such Seller and (ii) each Seller shall assign, convey and transfer all of its right, title and interest, if any, in and to the applicable Subordinate Debt Tranche to the Company upon the payment by the Company of the applicable Subordinate Debt Tranche Purchase Price as provided for in Section 2 above in immediately available funds by wire transfer to an account designated by such Seller.

2

4.                  Representations and Warranties of the Company. In connection with the purchase of each Seller’s Merger Consideration Shares and Subordinate Debt Tranche, the Company hereby represents and warrants to each Seller the following:

4.1              The Company (a) has been duly organized and is validly existing as a corporation in good standing with the State Department of Assessments and Taxation of Maryland and (b) has the corporate power and authority to enter into this Agreement, to consummate the transactions contemplated hereby and in the Registration Statement and to own or lease and operate its assets and carry on its business as described in the Registration Statement.

4.2              All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement and to consummate the IPO and all other agreements and instruments delivered by the Company in connection with the transactions contemplated hereby has been duly and validly taken by the Company, subject to any further actions required to be taken in connection with the pricing and closing of the IPO and related transactions as described in the Registration Statement, all of which actions shall have been taken prior to the pricing of the IPO. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, upon the execution and delivery by all parties hereto other than the Company, the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity.

4.3              The Company is not in violation of or in default under any provision of its charter or bylaws. The execution and delivery of this Agreement by the Company and the performance of its obligations hereunder will not result, whether with or without giving of notice or lapse of time or both, in the imposition of any lien, charge or encumbrance upon any property or asset of the Company. Neither the purchase by the Company of the Merger Consideration Shares or the Subordinate Debt nor the consummation of the IPO will conflict with the charter or bylaws of the Company or any material contract to which the Company is a party or any law or any order, judgment or decree of any court applicable to the Company or its property.

4.4              No consent, approval, authorization or order of, or registration, qualification or filing with, any governmental entity or any other third party is required to be obtained or made by the Company for the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby or of the IPO as described in the Registration Statement, except such as have been already obtained or as may be required under the Securities Act of 1933 or the rules thereunder or state or non-U.S. securities or blue sky laws or as may be required by the Financial Industry Regulatory Authority, Inc.

3

5.                  Representations and Warranties of each Seller. Each Seller, severally and not jointly, hereby represents and warrants to the Company that:

5.1              Such Seller has been duly organized or formed, and is validly existing and in good standing, under the laws of its jurisdiction of organization or formation and has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

5.2              All action necessary to be taken by such Seller to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by such Seller in connection with the transactions contemplated hereby has been duly and validly taken by such Seller. This Agreement has been duly executed and delivered by such Seller, and, upon the execution and delivery by all parties hereto other than such Seller, will constitute the valid and binding obligation of such Seller, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The sale by such Seller of the applicable Merger Consideration Shares and the applicable Subordinate Debt Tranche under this Agreement does not conflict with the organizational documents of such Seller (if an entity) or with any material contract to which such Seller is a party or any laws or regulations or any order, judgment or decree of any court applicable to such Seller or its property.

5.3              Upon the consummation of the transactions contemplated by this Agreement, the Company will receive good and valid title to such Seller’s Merger Consideration Shares, free and clear of any lien, liability or encumbrance.

5.4              Upon the consummation of the transactions contemplated by this Agreement, such Seller’s Subordinate Debt Tranche will not have been pledged or assigned to another party or otherwise encumbered.

5.5              Such Seller is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks involved in selling the applicable Merger Consideration Shares and Subordinate Debt and to make an informed decision relating thereto.

5.6              Such Seller has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

4

6.                  Conditions of Closing. The respective obligations of the Company, on the one hand, and each Seller, on the other hand, at the Closing are subject to the fulfillment to each such party’s reasonable satisfaction on or prior to the Closing of each of the following conditions:

6.1              The representations and warranties made in Section 4 or 5 above, as the case may be, shall be true and correct on and as of the date of this Agreement and as of the Closing as though made on the Closing.

6.2              All covenants and agreements contained in this Agreement to be performed or complied with by each such party on or prior to the Closing shall have been performed or complied with by such party.

6.3              (x) The Merger Agreement shall have been executed on or around the date of the pricing of the IPO, (y) the Merger shall have become effective on the business day immediately preceding the date of the Closing and (z) the Company shall have consummated the IPO as described in the Registration Statement immediately prior to the Closing.

7.                  Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

8.                  Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

9.                  Default By A Seller; Specific Performance. A default by a Seller of its obligations to sell the applicable Merger Consideration Shares and Subordinate Debt Tranche under this Agreement shall not affect the obligation of any other Seller to sell their respective Merger Consideration Shares and Subordinate Debt Tranche under this Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their respective terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy they are entitled to pursuant to this Agreement.

10.              Counterparts; Facsimile; Pdf. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission or pdf, and any such executed facsimile or pdf copy shall be treated as an original.

5

11.              Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive. The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

12.              Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

13.              Severability. In case any provision of this Agreement shall be found by a court of law to be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

14.              Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

6

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

LOANCORE REALTY TRUST, INC.

By:	/s/ Christopher McCormack
	Name:	Christopher McCormack
	Title:	Chief Financial Officer

SELLERS:

DivCore Subordinate Debt Club I, LP, Series A

By:	DivCore Subordinate Debt Club I GP, LLC

By:	/s/ Michael Carp
	Name:	Michael Carp
	Title:	Authorized Person

DivCore Subordinate Debt Club I, LP, Series B

By:	DivCore Subordinate Debt Club I GP, LLC

By:	/s/ Michael Carp
	Name:	Michael Carp
	Title:	Authorized Person

DivCore Subordinate Debt Club I, LP, Series C

By:	DivCore Subordinate Debt Club I GP, LLC

By:	/s/ Michael Carp
	Name:	Michael Carp
	Title:	Authorized Person

[Signature Page to Purchase Agreement (Stock and Debt)]

Schedule A

Seller	Number of Merger Consideration Shares Received in Merger and to be Sold to the Company[1]
DivCore Subordinate Debt Club I, LP, Series A	$24,958,119.66 / the IPO Price
DivCore Subordinate Debt Club I, LP, Series B	$12,479,059.83 / the IPO Price
DivCore Subordinate Debt Club I, LP, Series C	$16,638,746.44 / the IPO Price

1 Subject to adjustment as provided in Section 1 hereof.

Schedule B

Seller	Principal Amount of Subordinate Debt Held and to be Sold by Seller	Subordinate Debt Tranche Purchase Price (includes accrued interest to but excluding July 7, 2015)[2]
DivCore Subordinate Debt Club I, LP, Series A	$49,230,461.54	$49,591,484.92
DivCore Subordinate Debt Club I, LP, Series B	$24,615,230.77	$24,795,742.46
DivCore Subordinate Debt Club I, LP, Series C	$32,820,307.69	$33,060,989.95

2 Subject to adjustment as provided in Section 2 hereof.

EXHIBIT A

AGREEMENT AND PLAN OF MERGER

[See Exhibit 2.1 to the Registration Statement]